As filed with the Securities and Exchange Commission on December 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lixte Biotechnology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2903526
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

680 East Colorado Boulevard, Suite 180
Pasadena, California 91101
(Address, including zip code, of Registrant’s principal executive offices)

Lixte Biotechnology Holdings, Inc.

2020 Stock Incentive Plan
(Full title of the plan)

John Kovach, Chief Executive Officer
Lixte Biotechnology Holdings, Inc.

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(631) 830-7092

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

David L. Ficksman, Esq.
TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 789-1290

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Lixte Biotechnology Holdings, Inc. (the “Registrant”) to register an additional 1,800,000 shares of the Registrant’s common stock under the Lixte Biotechnology Holdings, Inc. 2020 Stock Incentive Plan (the “Plan”), as previously approved by the Registrant’s board of directors and approved by the Registrant’s stockholders at the Registrant’s Annual Meeting held on October 7, 2022. The contents of the Registration Statement on Form S-8 (Registration No. 333-255407), filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2021, are hereby incorporated by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 11, 2022;

(2)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 26, 2022;

(3)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 11, 2022, for the quarterly period ended June 30, 2022, filed with the Commission on August 10, 2022, and the quarterly period ended September 30, 2022, filed with the Commission on November 8, 2022;

(4)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 23, 2022, April 15, 2022, May 13, 2022, June 17, 2022, June 23, 2022, June 24, 2022, October 11, 2022, October 18, 2022, November 10, 2022, December 2, 2022 and December 6, 2022, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (1) above; and

(5)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 17, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary in the applicable Current Report on Form 8-K, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

3

Item 8. Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation (incorporated by reference to the exhibit to the Registrant’s Registration Statement on Form 10-SB filed with the Commission on August 3, 2005)

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated herein by reference to Appendix A to the Registrant’s Information Statement filed with the Commission on September 30, 2006)

3.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to the Exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on November 27, 2020)

3.4	Amended and Restated Bylaws (incorporated herein by reference to the Exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on November 10, 2022)

4.1	Certificate of Designations for the Registrant’s Series A Convertible Preferred Stock (incorporated herein by reference to the Exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on March 18, 2015)

4.2	Certificate of Amendment of Certificate of Designations of the Series A Convertible Preferred Stock (incorporated herein by reference to the Exhibit to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 28, 2016)

5.1*	Opinion of TroyGould PC

10.1	Lixte Biotechnology Holdings, Inc., 2020 Stock Incentive Plan (incorporated by reference to the Exhibit to the Current Report on Form 8-K filed with the Commission on July 17, 2020)

23.1*	Consent of TroyGould PC (included in Exhibit 5.1)

23.2*	Consent of Weinberg & Company, P.A.

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement)

107*	Filing Fee Table

*Filed herewith.

4

SIGNATURES

Pursuant to the requirements of the Securities Act, Lixte Biotechnology Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California, on December 16, 2022.

Lixte Biotechnology Holdings, Inc.

By:	/s/ John Kovach
Name:	John Kovach
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of John Kovach and Eric Forman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and Power of Attorney have been signed on December 16, 2022, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ John Kovach	Chief Executive Officer; Director	December 16, 2022
John Kovach	(Principal Executive Officer)

/s/ Robert Weingarten	Chief Financial Officer	December 16, 2022
Robert Weingarten	(Principal Accounting Officer)

/s/ Stephen Forman	Director	December 16, 2022
Stephen Forman

/s/ Yun Yen	Director	December 16, 2022
Yun Yen

/s/ Regina Brown	Director	December 16, 2022
Regina Brown

/s/ Rene Bernards	Director	December 16, 2022
Rene Bernards

/s/ Bastiaan van der Baan	Director	December 16, 2022
Bastiaan van der Baan

5